Exhibit (q)(28)

POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Senior Debt Portfolio, a New York trust, do hereby severally constitute and appoint Barbara E. Campbell, Alan R. Dynner, Thomas E. Faust Jr., Maureen A. Gemma and James B. Hawkes, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed by Eaton Vance Mutual Funds Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date
/s/ Scott H. Page	President and Principal	August 6, 2007
Scott H. Page	Executive Officer
/s/ Dan A. Maalouly	Treasurer and Principal Financial	August 6, 2007
Dan A. Maalouly	and Accounting Officer
/s/ Benjamin C. Esty	Trustee	August 6, 2007
Benjamin C. Esty
/s/ Thomas E. Faust, Jr.	Trustee	August 6, 2007
Thomas E. Faust, Jr.
/s/ Allen R. Freedman	Trustee	August 6, 2007
Allen R. Freedman
/s/ James B. Hawkes	Trustee	August 6, 2007
James B. Hawkes
/s/ William H. Park	Trustee	August 6, 2007
William H. Park
/s/ Ronald A. Pearlman	Trustee	August 6, 2007
Ronald A. Pearlman
/s/ Norton H. Reamer	Trustee	August 6, 2007
Norton H. Reamer
/s/ Heidi L. Steiger	Trustee	August 6, 2007
Heidi L. Steiger
/s/ Lynn A. Stout	Trustee	August 6, 2007
Lynn A. Stout
/s/ Ralph F. Verni	Trustee	August 6, 2007
Ralph F. Verni